Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2023 Results

Achieves 2023 guidance, including Net Debt Leverage of 2.0x, and continues commitment to debt reduction by lowering long-term targeted Net Debt Leverage range to 1.75x to 2.25x

Reinitiates quarterly dividend of $0.05 per share

SUSSEX, WI, February 20, 2024 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a global marketing experience company, today reported results for the fourth quarter and full year ended December 31, 2023.

Recent Highlights

•Achieved 2023 guidance and reported Net Sales of $3.0 billion in 2023 compared to $3.2 billion in 2022.
•Anticipating $60 million of cost savings from recent plant capacity and labor reduction initiatives in response to ongoing external headwinds, including significant postal rate increases and economic uncertainty that negatively impact print volumes.
•Recognized a Net Loss of $55 million in 2023 compared to Net Earnings of $9 million in 2022 primarily due to lower sales, higher restructuring expenses and increased interest costs despite decreasing debt.
•Achieved Adjusted EBITDA of $234 million and Adjusted EBITDA Margin of 7.9% in 2023, compared to Adjusted EBITDA of $252 million and Adjusted EBITDA Margin of 7.8% in 2022.
•Generated $148 million of Net Cash Provided by Operating Activities and Free Cash Flow of $77 million in 2023.
•Reduced Net Debt by $564 million or 55% over the past four years as part of a multi-year debt reduction strategy, achieving Net Debt Leverage of 2.0x at December 31, 2023.
•Introduces 2024 guidance including using continued strong cash generation to reduce Net Debt Leverage to approximately 1.8x and lowering long-term targeted Net Debt Leverage range to 1.75x to 2.25x.
•Returned capital to shareholders by repurchasing 2.9 million shares of Quad Class A common stock in 2023, bringing total repurchases to 5.9 million shares since commencing buybacks in 2022, representing approximately 11% of Quad’s March 31, 2022, outstanding shares.
•Reinstated quarterly dividend of $0.05 per share, and expect to continue to be opportunistic in terms of our future share repurchases.

Joel Quadracci, Chairman, President and CEO of Quad, said: “We delivered solid full-year results primarily due to our strong operating performance, which was partially offset by revenue challenges created by significant postal rate increases and ongoing economic uncertainty that negatively impacted print volumes. Despite these challenging macro factors, we achieved our 2023 financial guidance, and were pleased with our cash generation, which we continued to use to strengthen our balance sheet through debt reduction. We ended the year having reduced net debt by $564 million or 55% since January 1, 2020.

“Our distinction as a global marketing experience, or MX, company continues to gain traction with brands and marketers because we offer a tailored suite of solutions that is flexible, scalable and connected, and streamlines the complexities of marketing, removing friction from wherever it occurs in the marketing journey. As a result, our integrated marketing platform provides a better marketing experience for our clients so they can focus on delivering the best customer experience to theirs.

“We continue to make strategic investments to grow our business, especially in areas such as data and analytics, media and client technology. Earlier this month, we announced our acquisition of DART Innovation, an in-store digital media solutions provider, which further bolsters Quad’s retail expertise and offerings. With DART’s capabilities and technology, we aim to revolutionize the shopping experience for retailers, consumer packaged goods companies and consumers by delivering targeted promotions on digital screens right at the store shelf – the most critical moment in the purchasing decision. This strategic investment expands and seamlessly integrates into Quad’s suite of solutions, and enables a frictionless consumer purchasing journey across home, online and in-store.

“Looking ahead to 2024, our pipeline for new business remains strong. We will prioritize growth across verticals and product lines with the greatest expansion opportunities while continuing to manage through headwinds in our core print business, including expected postal rate increases for our clients in 2024. Despite these headwinds, which also include the loss of a long-standing client, we expect sustained strong cash generation in 2024, and we will continue to strategically invest in innovative solutions and superior talent to support future diversified revenue growth.”

Added Tony Staniak, Chief Financial Officer: “As always, we remain focused on delivering top-quality service and solutions to our clients while further enhancing our financial strength. Although revenue headwinds will continue into 2024, we expect to increase our Adjusted EBITDA margin due to an anticipated $60 million in cost savings from recent plant capacity and labor reduction initiatives. We will use our continued strong cash generation to further reduce Net Debt, and are lowering our long-term targeted Net Debt Leverage range to 1.75x to 2.25x. While reducing debt, we will also invest in accelerating our competitive position as an MX company and return capital to shareholders through our reinstated quarterly dividend. We also expect to be opportunistic in terms of our future share repurchases.”

Summary Results

Results for the fourth quarter ended December 31, 2023, include:

•Net Sales — Net Sales were $788 million in the fourth quarter of 2023, a decrease of 11% compared to the same period in 2022 primarily due to lower paper, print and logistics sales, as well as the 2022 divestiture of the Company’s Argentina print operations.

•Net Loss — Net Loss was $22 million in the fourth quarter of 2023 compared to Net Loss of $9 million in the fourth quarter of 2022. The decrease is primarily due to lower sales, increased interest expense from elevated interest rates, and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted EBITDA — Adjusted EBITDA was $66 million in the fourth quarter of 2023 as compared to $79 million in the same period in 2022. The decrease was due to lower sales and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.23 in the fourth quarter of 2023, as compared to $0.41 in the fourth quarter of 2022, primarily due to lower adjusted net earnings and partially offset by the beneficial impact from the Company repurchasing Class A shares totaling approximately 11% of its outstanding shares beginning in the second quarter of 2022, for a total purchase price of $23 million.

Results for the year ended December 31, 2023, as compared to our 2023 financial guidance, include:

Financial Metric	2023 Results	2023 Guidance
Annual Net Sales Change	8% decline	7% to 9% decline
Full-Year Adjusted EBITDA	$234 million	$220 million to $240 million
Free Cash Flow	$77 million	$60 million to $80 million
Capital Expenditures	$71 million	$70 million to $75 million
Year-End Debt Leverage Ratio	2.0x	Approximately 2.0x

•Net Sales — Net Sales were $3.0 billion in 2023, a decrease of 8% from 2022 primarily due to lower print, paper and logistics sales, as well as the 2022 divestiture of the Company’s Argentina print operations.

•Net Loss — Net Loss was $55 million in 2023, compared to Net Earnings of $9 million in 2022. The decrease is primarily due to lower sales, higher restructuring and impairment charges, increased interest expense from elevated interest rates, and lower pension income, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted EBITDA — Adjusted EBITDA was $234 million in 2023, compared to $252 million in 2022. The decrease was primarily due to $11 million of lower pension income as well as the impact of lower sales, partially offset by benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share — Adjusted Diluted Earnings Per Share was $0.52 in 2023, compared to $0.89 in 2022.

•Net Cash Provided by Operating Activities and Free Cash Flow — Net Cash Provided by Operating Activities was $148 million in 2023, compared to $155 million in 2022. Free Cash Flow was $77 million in 2023, compared to $94 million in 2022. The decline in Free Cash Flow was primarily due to $11 million of increased capital expenditures as the Company continues to invest in its automation initiatives and $7 million of lower Net Cash Provided by Operating Activities.

•Net Debt — Net Debt decreased by $75 million to $470 million at December 31, 2023, as compared to $545 million at December 31, 2022. The Debt Leverage Ratio decreased to 2.0x at December 31, 2023, from 2.2x at December 31, 2022.

Dividend

Quad’s Board of Directors reinstated a regular quarterly cash dividend of $0.05 per share. The dividend will be payable on March 12, 2024, to shareholders of record on February 27, 2024.

2024 Guidance

The Company’s full-year 2024 financial guidance is as follows:

Financial Metric	2024 Guidance
Annual Net Sales Change	5% to 9% decline
Full-Year Adjusted EBITDA	$205 million to $245 million
Free Cash Flow	$50 million to $70 million
Capital Expenditures	$60 million to $70 million
Year-End Debt Leverage Ratio (1)	Approximately 1.8x
(1) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Quarterly Conference Call

Quad will hold a conference call at 10 a.m. ET on Wednesday, February 21, to discuss fourth quarter and full-year 2023 financial results. The call will be hosted by Joel Quadracci, Quad Chairman, President and CEO, and Tony Staniak, Quad CFO. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10185829/fb6defbb6a. Participants will be given a unique PIN to gain access to the call, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until March 21, 2024, accessible as follows:

• U.S. Toll-Free: 1-877-344-7529
• International Toll: 1-412-317-0088
• Replay Access Code: 9599617

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company; the impact of changes in postal rates, service levels or regulations, including delivery delays; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials, including paper and the materials to manufacture ink) and the impact of fluctuations in the availability of raw materials, including paper, parts for equipment and the materials to manufacture ink; the impact macroeconomic conditions, including inflation, high interest rates and recessionary concerns, as well as cost and labor pressures, distribution challenges and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact negative publicity could have on our business and brand reputation; significant capital expenditures and investments may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, and to remain technologically and economically competitive; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization and restructuring, impairment and transaction-related charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad

Quad (NYSE: QUAD) is a global marketing experience company that helps brands make direct consumer connections, from household to in-store to online. Supported by state-of-the-art technology and data-driven intelligence, Quad uses its suite of media, creative and production solutions to streamline the complexities of marketing and remove friction from wherever it occurs in the marketing journey. Quad tailors its uniquely flexible, scalable and connected solutions to clients’ objectives, driving cost efficiencies, improving speed to market, strengthening marketing effectiveness, and delivering value on client investments.

Quad employs approximately 13,000 people in 14 countries and serves approximately 2,700 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked as the 14th largest agency company in the U.S. by Ad Age (2023), and the second-largest commercial printer in North America, according to Printing Impressions (2023).

For more information about Quad, including its commitment to ongoing innovation, culture and sustainable impact, visit quad.com.

Investor Relations Contact

Don Pontes
Executive Director of Investor Relations
916-532-7074
dwpontes@quad.com

Media Contact

Claire Ho
Director of Marketing Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2023	2022
Net sales	$787.9	$885.2
Cost of sales	633.1	707.6
Selling, general and administrative expenses	89.5	101.8
Depreciation and amortization	31.1	34.7
Restructuring, impairment and transaction-related charges	30.7	32.4
Total operating expenses	784.4	876.5
Operating income	3.5	8.7
Interest expense	19.0	16.1
Net pension income	(0.4)	(3.1)
Loss before income taxes	(15.1)	(4.3)
Income tax expense	6.9	4.4
Net loss	$(22.0)	$(8.7)

Loss per share
Basic and diluted	$(0.47)	$(0.18)

Weighted average number of common shares outstanding
Basic and diluted	47.2	49.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2023	2022
Net sales	$2,957.7	$3,217.0
Cost of sales	2,381.2	2,618.8
Selling, general and administrative expenses	344.5	358.6
Depreciation and amortization	128.8	141.3
Restructuring, impairment and transaction-related charges	77.5	44.8
Total operating expenses	2,932.0	3,163.5
Operating income	25.7	53.5
Interest expense	70.0	48.4
Net pension income	(1.7)	(12.6)
Earnings (loss) before income taxes	(42.6)	17.7
Income tax expense	12.8	8.4
Net earnings (loss)	$(55.4)	$9.3

Earnings (loss) per share
Basic and Diluted	$(1.14)	$0.18

Weighted average number of common shares outstanding
Basic	48.4	50.7
Diluted	48.4	52.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2023 and 2022
(in millions)
(UNAUDITED)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$52.9	$25.2
Receivables, less allowances for credit losses	316.2	372.6
Inventories	178.8	260.7
Prepaid expenses and other current assets	39.8	46.0
Total current assets	587.7	704.5

Property, plant and equipment—net	620.6	672.1
Operating lease right-of-use assets—net	96.6	111.1
Goodwill	103.0	86.4
Other intangible assets—net	21.8	46.9
Other long-term assets	80.0	80.8
Total assets	$1,509.7	$1,701.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$373.6	$456.6
Other current liabilities	237.6	249.1
Short-term debt and current portion of long-term debt	151.7	61.1
Current portion of finance lease obligations	2.5	0.8
Current portion of operating lease obligations	25.4	27.8
Total current liabilities	790.8	795.4

Long-term debt	362.5	506.7
Finance lease obligations	6.0	1.6
Operating lease obligations	77.2	87.1
Deferred income taxes	5.1	9.3
Other long-term liabilities	148.6	128.8
Total liabilities	1,390.2	1,528.9

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	842.7	841.8
Treasury stock, at cost	(33.1)	(23.5)
Accumulated deficit	(573.9)	(518.5)
Accumulated other comprehensive loss	(117.6)	(128.3)
Total shareholders’ equity	119.5	172.9
Total liabilities and shareholders’ equity	$1,509.7	$1,701.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net earnings (loss)	$(55.4)	$9.3
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	128.8	141.3
Impairment charges	25.2	2.2
Stock-based compensation	5.6	6.0
Gain on the sale or disposal of property, plant and equipment, net	(10.9)	(2.3)
Loss on the sale of a business	—	23.1
Deferred income taxes	(3.7)	2.4
Other non-cash adjustments to net earnings (loss)	2.0	2.2
Changes in operating assets and liabilities - net of acquisitions and divestitures	56.0	(29.6)
Net cash provided by operating activities	147.6	154.6

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(70.8)	(60.3)
Cost investment in unconsolidated entities	(0.7)	(3.3)
Proceeds from the sale of property, plant and equipment	31.7	4.6
Loan to an unconsolidated entity	(0.6)	—
Acquisitions of businesses	(1.5)	(2.6)
Other investing activities	(4.5)	1.1
Net cash used in investing activities	(46.4)	(60.5)

FINANCING ACTIVITIES
Payments of current and long-term debt	(51.9)	(235.9)
Payments of finance lease obligations	(2.6)	(2.1)
Borrowings on revolving credit facilities	1,437.9	995.7
Payments on revolving credit facilities	(1,442.6)	(995.0)
Proceeds from issuance of long-term debt	0.6	3.1
Purchases of treasury stock	(12.6)	(10.0)
Equity awards redeemed to pay employees’ tax obligations	(1.7)	(2.5)
Payment of cash dividends	(0.1)	(1.4)
Other financing activities	(0.6)	(0.6)
Net cash used in financing activities	(73.6)	(248.7)

Effect of exchange rates on cash and cash equivalents	0.1	(0.1)

Net increase (decrease) in cash and cash equivalents	27.7	(154.7)

Cash and cash equivalents at beginning of year	25.2	179.9

Cash and cash equivalents at end of year	$52.9	$25.2

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended December 31, 2023
United States Print and Related Services	$700.2	$18.6	$24.5
International	87.7	(1.9)	5.4
Total operating segments	787.9	16.7	29.9
Corporate	—	(13.2)	0.8
Total	$787.9	$3.5	$30.7

Three months ended December 31, 2022
United States Print and Related Services	$781.1	$43.3	$5.0
International	104.1	(20.0)	26.2
Total operating segments	885.2	23.3	31.2
Corporate	—	(14.6)	1.2
Total	$885.2	$8.7	$32.4

Year ended December 31, 2023
United States Print and Related Services	$2,554.3	$56.6	$66.3
International	403.4	18.3	9.6
Total operating segments	2,957.7	74.9	75.9
Corporate	—	(49.2)	1.6
Total	$2,957.7	$25.7	$77.5

Year ended December 31, 2022
United States Print and Related Services	$2,794.7	$108.3	$12.1
International	422.3	(4.5)	30.7
Total operating segments	3,217.0	103.8	42.8
Corporate	—	(50.3)	2.0
Total	$3,217.0	$53.5	$44.8
______________________________
(1)Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2023	2022
Net loss	$(22.0)	$(8.7)
Interest expense	19.0	16.1
Income tax expense	6.9	4.4
Depreciation and amortization	31.1	34.7
EBITDA (non-GAAP)	$35.0	$46.5
EBITDA Margin (non-GAAP)	4.4%	5.3%

Restructuring, impairment and transaction-related charges (1)	30.7	32.4
Adjusted EBITDA (non-GAAP)	$65.7	$78.9
Adjusted EBITDA Margin (non-GAAP)	8.3%	8.9%
______________________________
(1)Operating results for the three months ended December 31, 2023 and 2022, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2023	2022
Employee termination charges (a)	$18.5	$4.5
Impairment charges (b)	9.4	1.6
Transaction-related charges (c)	3.1	1.2
Integration costs (d)	—	0.3
Other restructuring charges (e)	(0.3)	24.8
Restructuring, impairment and transaction-related charges	$30.7	$32.4
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a gain of $9.2 million on the sale of a facility during the three months ended December 31, 2023. A $23.1 million loss on the sale of its Argentina print business was recognized during the three months ended December 31, 2022.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2023	2022
Net earnings (loss)	$(55.4)	$9.3
Interest expense	70.0	48.4
Income tax expense	12.8	8.4
Depreciation and amortization	128.8	141.3
EBITDA (non-GAAP)	$156.2	$207.4
EBITDA Margin (non-GAAP)	5.3%	6.4%

Restructuring, impairment and transaction-related charges (1)	77.5	44.8
Adjusted EBITDA (non-GAAP)	$233.7	$252.2
Adjusted EBITDA Margin (non-GAAP)	7.9%	7.8%
_________________________________
(1)Operating results for the years ended December 31, 2023 and 2022, were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2023	2022
Employee termination charges (a)	$35.1	$7.3
Impairment charges (b)	25.2	2.2
Transaction-related charges (c)	4.2	2.0
Integration costs (d)	1.0	0.7
Other restructuring charges (e)	12.0	32.6
Restructuring, impairment and transaction-related charges	$77.5	$44.8
________________________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project and right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a gain of $9.2 million on the sale of a facility during the year ended December 31, 2023. A $23.1 million loss on the sale of its Argentina print business was recognized during the year ended December 31, 2022.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2023 and 2022
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2023	2022
Net cash provided by operating activities	$147.6	$154.6

Less: purchases of property, plant and equipment	70.8	60.3

Free Cash Flow (non-GAAP)	$76.8	$94.3

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of December 31, 2023 and 2022
(in millions, except ratio)
(UNAUDITED)

	December 31, 2023		December 31, 2022
Total debt and finance lease obligations on the condensed consolidated balance sheets	$522.7		$570.2
Less: Cash and cash equivalents	52.9		25.2
Net Debt (non-GAAP)	$469.8		$545.0

Divided by: Adjusted EBITDA for the year ended (non-GAAP)	$233.7		$252.2

Debt Leverage Ratio (non-GAAP)	2.01	x	2.16	x

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2023	2022
Loss before income taxes	$(15.1)	$(4.3)

Restructuring, impairment and transaction-related charges	30.7	32.4
Adjusted net earnings, before income taxes (non-GAAP)	15.6	28.1

Income tax expense at 25% normalized tax rate	3.9	7.0
Adjusted net earnings (non-GAAP)	$11.7	$21.1

Basic weighted average number of common shares outstanding	47.2	49.1
Plus: effect of dilutive equity incentive instruments (non-GAAP)	2.8	1.8
Diluted weighted average number of common shares outstanding (non-GAAP)	50.0	50.9

Adjusted diluted earnings per share (non-GAAP) (1)	$0.23	$0.41

Diluted loss per share (GAAP)	$(0.47)	$(0.18)
Restructuring, impairment and transaction-related charges per share	0.61	0.64
Income tax expense from condensed consolidated statement of operations per share	0.14	0.09
Income tax expense at 25% normalized tax rate per share	(0.08)	(0.14)
Effect of dilutive equity incentive instruments	0.03	—
Adjusted diluted earnings per share (non-GAAP) (1)	$0.23	$0.41
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2023 and 2022
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2023	2022
Earnings (loss) before income taxes	$(42.6)	$17.7

Restructuring, impairment and transaction-related charges	77.5	44.8
Adjusted net earnings, before income taxes (non-GAAP)	34.9	62.5

Income tax expense at 25% normalized tax rate	8.7	15.6
Adjusted net earnings (non-GAAP)	$26.2	$46.9

Basic weighted average number of common shares outstanding	48.4	50.7
Plus: effect of dilutive equity incentive instruments (1)	2.3	1.8
Diluted weighted average number of common shares outstanding (non-GAAP)	50.7	52.5

Adjusted diluted earnings per share (non-GAAP) (2)	$0.52	$0.89

Diluted earnings (loss) per share (GAAP)	$(1.14)	$0.18
Restructuring, impairment and transaction-related charges per share	1.53	0.85
Income tax expense from condensed consolidated statement of operations per share	0.25	0.16
Income tax expense at 25% normalized tax rate per share	(0.17)	(0.30)
Effect of dilutive equity incentive instruments	0.05	—
Adjusted diluted earnings per share (non-GAAP) (2)	$0.52	$0.89
______________________________
(1)Effect of dilutive equity incentive instruments for the year ended December 31, 2023 is non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.